Exhibit 3.29

L02000032619 FILED 8:00 AM December 04, 2002 Sec. Of State

Electronic Articles of Organization

For

Florida Limited Liability Company

Article I

The name of the Limited Liability Company is:

GET OUTDOORS FLORIDA, LLC

Article II

The street address of the principal office of the Limited Liability Company is:

3921 S.W 47TH AVENUE

1010

DAVIE, FL. 33314

The mailing address of the Limited Liability Company is:

3921 S.W 47TH AVENUE

1010

DAVIE, FL. 33314

Article III

The name and Florida street address of the registered agent is:

GENE D KUYRKENDALL JR

3921 S.W. 47TH AVENUE

1010

DAVIE, FL. 33314

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Registered Agent Signature: GENE D. KUYRKENDALL, JR.

L02000032619 FILED 8:00 AM December 04, 2002 Sec. Of State

Article IV

The name and address of managing members/managers are:

Title: MGR

MILES A FORMAN

3921 S.W 47TH AVENUE

DAVIE, FL. 33314

Article V

The effective date for this Limited Liability Company shall be:

12/04/2002

Signature of member or an authorized representative of a member

Signature: GENE D. KUYRKENDALL

STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT OR BOTH FOR LIMITED LIABILITY COMPANY

Pursuant to the provisions of sections 608,416 or 608,508, Florida Statutes, the undersigned limited liability company submits the following statement in order to change its registered office or registered agent, or both, in the State of Florida.

1.	Name of the limited liability company:	GET OUTDOORS FLORIDA, LLC	FILED 11 SEP 16 AM 8:35 SECRETARY OF STATE TALLAHASEE FLORIDA
2.	(a) Principal office address of limited liability company:	200 HAST BASSE ROAD
	(Note: MUST BE STREET ADDRESS)	SAN ANTONIO TX 78209

(b) Mailing address of limited liability company:
(Note: MAY BE POST OFFICE BOX)

12/4/2002		L02000032619
3.	Date of filing/registration in Florida	4. Document number

5.	(a) Registered Agent and Registered Office shown on the records of the Florida Dept. of State:

	Registered Agent:	CORPORATION SERVICE COMPANY

	Registered Office Address:	1201 HAYS STREET
TALLAHASSEE FL 32301

(b) Enter name of NEW Registered Agent and/or NEW Registered Office address:

	NEW Registered Agent:	C T Corporation System

	NEW Registered Office Address:	1200 South Pinc Island Road
(MUST BE FLORIDA STREET ADDRESS)
Plantation , FL 33324

If the limited liability company is not organized under the laws of the State of Florida, it is hereby confirmed that after the change or changes are made, the Florida street address of the registered office and the business office of the registered agent will be identical. Or, in the case of a Florida limited liability company, it is hereby confirmed that the change(s) was/were authorized by an affirmative vote of the members of the limited liability company or as otherwise provided in the articles of organization or the operating agreement of the limited liability company.

/s/ Nichol McCroy
Signature of a member or authorized representative of a member

Nichol McCroy
Printed or typed name of signee

I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, F.S. Or if this document is being filed to merely reflect a change in the registered office address, I hereby confirm that the limited liability company has been notified in writing of this change.

C T Corporation System Kristin Bolden

By:	/s/ Kristin Bolden Assistant Secretary
Signature of Registered Agent

Division of Corporations, P.O. Box 6327, Tallahassee, FL 32314

FILING FEE: $25.00

1NHS18 (05/08)

FL015 - 11/16/2010 CT System Online